POWER OF ATTORNEY

	I am a director or Section 16 officer of YRC Worldwide Inc. (the Company). In connection therewith, I file with the Securities and Exchange Commission (Commission) under the Securities Exchange Act of 1934, as amended (Exchange Act), reports required in connection with the purchase or sale of stock and derivative securities of the Company, including but not limited to reports on initial ownership or changes in beneficial ownership of the common stock of the Company on Form 3, Form 4 or Form 5, and any amendments thereto as may be required by the Commission pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder, along with any and all other documents relating thereto or in connection therewith, including the Uniform Applications For Access Codes To File On
EDGAR.

	In my individual capacity, I hereby constitute and appoint Michelle A. Russell and Leah K. Dawson and each of them, either of whom may act without the other, as my true and lawful attorneys-in-fact and agents (Attorneys), with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any and all Uniform Applications For Access Codes To File On
EDGAR, Forms 3, Forms 4 and Forms 5, any and all amendments thereto, and any and all other documents related thereto or in connection therewith, reporting on my beneficial ownership of the stock and derivative securities of the Company and to file the same, with all exhibits thereto, with the Commission granting unto said Attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and with all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said Attorneys or their substitutes may lawfully do or cause to be done by virtue hereof.

	This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities of the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys in fact.

	IN WITNESS WHEREOF, I have executed this Power of Attorney as of April 17, 2013.

				/s/ J.F. Winestock Jr.
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				Signature

				James F. Winestock, Jr.
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				Print Name

	ANY PERSON RELYING ON THIS POWER OF ATTORNEY MAY RELY ON A PHOTOCOPY AS IF IT WERE AN ORIGINAL.